UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2015

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 6, 2015, Apollo Medical Holdings, Inc. (the “Company”) entered into a First Amendment and Acknowledgement (the “Acknowledgement”) with NNA of Nevada, Inc. (“NNA”), an affiliate of Fresenius Medical Care North America, Warren Hosseinion, M.D., and Adrian Vazquez, M.D. The Acknowledgement amended some provisions of, and/or provided waivers in connection with, each of (i) the Registration Rights Agreement between the Company and NNA, dated March 28, 2014 (the “Registration Rights Agreement”), (ii) the Investment Agreement between the Company and NNA, dated March 28, 2014 (the “Investment Agreement”), (iii) the Convertible Note, issued by the Company to NNA, dated March 28, 2014 (the “Convertible Note”), and (iv) the Common Stock Purchase Warrants issued to NNA on March 28, 2014 for the purchase of up to 5,000,000 shares of the Company’s common stock (the “Warrants”). The amendments to the Registration Rights Agreement included amendments with respect to the timing of the filing deadline for a resale registration statement for the benefit of NNA. Each of the Registration Rights Agreement, the Investment Agreement, the Convertible Note and the Warrants were filed as exhibits to the Company’s Current Report on Form 8-K on March 31, 2014.

A copy of the Acknowledgement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Acknowledgement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment and Acknowledgement, among Apollo Medical Holdings, Inc., NNA of Nevada, Inc., Warren Hosseinion, M.D., and Adrian Vazquez, M.D., dated February 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: February 11, 2015	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer